Exhibit 99.1

TILT Extends Maturity Date for Certain Senior Debt Holders,

Signs Fourth Amendment for its White Haven, Pennsylvania, Facility Purchase and Sale Agreement

PHOENIX, Oct. 25, 2022 -- TILT Holdings Inc. (“TILT" or the “Company”) (NEO:TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, has signed a fourth amendment (the “Amendment”) to its previously announced definitive agreement with Innovative Industrial Properties, Inc. (“IIPR”) to sell and leaseback its White Haven, Pennsylvania facility. The Amendment allows TILT and IIPR to extend the end of the investigational period of the transaction contemplated to a date that is on or before December 31, 2022. The previous extension of the investigational period was to accommodate the second round of testing to satisfy requests from the Pennsylvania Department of Environmental Protection, which has been satisfactorily completed. The parties believe that this extension should provide sufficient time to address the final steps of regulatory concerns.

The Company also has entered into amendments to the senior secured promissory notes held by certain senior debt noteholders totaling US $9.6 million to extend the maturity date from November 1, 2022, to November 14, 2022, in exchange for an increase in the interest rate to prime plus 8.5%.

“We continue to make progress towards the refinancing of our legacy debt and today’s announcements are another step towards solidifying our capital structure to support the long-term growth of TILT,” said Gary Santo, chief executive officer of TILT. “With the cash remaining in escrow, as well as cash-on-hand, we expect to pay off the senior notes maturing on November 1 later this week. We are excited that a number of existing senior noteholders have agreed to extend the maturity date on their notes in order to explore the potential for being a part of a new financing comprised of new and existing noteholders that, together with the proceeds from the anticipated closing of the sale leaseback of our Pennsylvania facility, we expect will allow us to not only address the remaining November 2022 maturities, but also our April 2023 ones as well.”

Santo added, “We appreciate the business partnership we have built with IIPR and with the environmental testing results now final, we believe that the extension granted by the Amendment will allow us to resolve our long-term debt structure as part of a simultaneous closing anticipated to occur before year end.”

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 37 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, Standard Farms Ohio, LLC in Ohio, and its partnership with the Shinnecock Indian Nation in New York. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Instagram: @tiltholdings

Twitter: @TILT_Holdings

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, the  anticipated  closing  of  the  transaction  to  sell  and leaseback the White Haven, Pennsylvania facility and estimated timing thereof, the expected completion of final steps for regulatory concerns, the expected payoff of the senior notes maturing on November 1, 2022, the potential for new financing and anticipated closing of the same,  the ability to address maturing debt, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that it will be completed on the terms described above and that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, those described under the heading “Risk Factors” in Amendment No. 2 to the Form 10 Registration Statement filed by TILT with the United States Securities and Exchange Commission and on SEDAR at www.sedar.com.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Leland Radovanovic

Trailblaze

TILT@trailblaze.co